                                                                     Exhibit 2.4


                          SECOND SUPPLEMENTAL INDENTURE

          SECOND SUPPLEMENTAL INDENTURE, dated as of June 24, 2002 (the "Second Supplemental Indenture"), among CORPORACION DURANGO, S.A. de C.V., a variable capital company (sociedad anonima de capital variable) organized under the laws of the United Mexican States (the "Company"), EMPAQUES DE CARTON TITAN, S.A. de C.V., COMPANIA PAPELERA DE ATENQUIQUE, S.A. de C.V., PONDEROSA INDUSTRIAL DE MEXICO, S.A. de C.V. and INDUSTRIAS CENTAURO, S.A. de C.V. (each, a "Subsidiary Guarantor" and together, the "Subsidiary Guarantors") and JPMorgan Chase Bank, a banking corporation duly organized and existing under the laws of New York, formerly known as The Chase Manhattan Bank, (the "Trustee"), as trustee under the Indenture, dated as of February 5, 2001, between the Company and the Trustee, as amended by the First Supplemental Indenture, dated as of October 8, 2001 (the "Indenture"), between the Company, Grupo Industrial Durango, S.A. de C.V. and the Trustee.

                              W I T N E S S E T H :

          WHEREAS, the Company has issued its 13 1/8% Senior Notes due 2006 (the "Securities") in the aggregate principal amount of US$301,743,000 under and pursuant to the Indenture;

          WHEREAS, pursuant to Section 901(b) of the Indenture, the Company and the Trustee may, without the consent of any Holder and notwithstanding Section 902 of the Indenture, enter into one of more indentures supplemental to the Indenture, in form satisfactory to the Trustee, for the purpose of providing for the issuance of guarantees for the Securities;

          WHEREAS, the Company, the Subsidiary Guarantors and the Trustee have determined to enter into this Second Supplemental Indenture for the purpose of unconditionally guaranteeing all of the Company's obligations under the Securities and the Indenture on the terms and conditions set forth herein (the "Guarantee"); and

          WHEREAS, all things necessary for the execution of this Second Supplemental Indenture and to make this Second Supplemental Indenture a valid and binding agreement of the Company, the Subsidiary Guarantors and the Trustee have been done;

          NOW, THEREFORE, for and in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged by the Company, the Subsidiary Guarantors and the Trustee hereby agree for the benefit of each other and the equal and ratable benefit of the Holders of the Securities as follows:

                                    ARTICLE I

                            RATIFICATION; DEFINITIONS

          Section 101. Supplemental Indenture. This Second Supplemental Indenture is supplemental to, and is entered into in accordance with, Section 901 of the Indenture and, except as modified, amended and supplemented by this Second Supplemental Indenture, the provisions of the Indenture are in all respects ratified and confirmed and shall remain in full force and effect.

          Section 102. Definitions. Unless the context shall otherwise require, all terms which are defined in Section 101 of the Indenture shall be given the same meanings, respectively, in this Second Supplemental Indenture as such terms are given in said Section 101 of the Indenture.

          Section 103. Effectiveness of Supplemental Indenture. This Second Supplemental Indenture shall become effective on the date on which each of the following conditions has been satisfied: (i) each of the Company, the Subsidiary Guarantors and the Trustee shall have duly executed and delivered this Second Supplemental Indenture; (ii) the Trustee shall have received from the Company an Officer's Certificate, substantially in the form of Exhibit A; (iii) the Trustee shall have received an opinion of New York counsel, substantially in the form of Exhibit B; and (iv) the Trustee shall have received an opinion of Mexican counsel, substantially in the form of Exhibit C. Following the effectiveness hereof, the Indenture shall be deemed supplemented in accordance herewith, and this Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby.

                                   ARTICLE II

                             AGREEMENT TO GUARANTEE

          Section 201. Guarantee. Each of the Subsidiary Guarantors hereby agrees as follows:

          (a) unconditionally to jointly and severally guarantee to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Securities or the obligations of the Company hereunder or thereunder, that:

          (i) the principal of, premium, if any, and interest (including any Additional Amounts payable thereon) on the Securities will be promptly paid in full when due, and interest on the overdue principal, premium, if any, and interest, if any, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Securities, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

          (ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately.

          (b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof (other than, with respect to any Subsidiary Guarantor, any waiver or consent given pursuant to the Indenture, which expressly releases, terminates, limits or otherwise conditions such Subsidiary Guarantor's obligations hereunder) or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a guarantor (other than as set forth in Section 303 hereof).

          (c) The following are hereby waived: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever. Each Subsidiary Guarantor also hereby waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Subsidiary Guarantor as a result of any payment by such Subsidiary Guarantor under the Guarantee until the Securities have been paid in full, in U.S. Dollars.

          (d) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Subsidiary Guarantors, or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Subsidiary Guarantors, any amount paid either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

          (e) As between the Company and the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five of the Indenture for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article Five of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Company and the Subsidiary Guarantors for the purpose of this Guarantee.

          (f) Each Subsidiary Guarantor, for the benefit of each Holder, confirms that it is a solvent corporation and that the granting of the Guarantee is not made with the purpose of defrauding any of its current creditors and each Holder, by its acceptance hereof, confirms that it is taking the Guarantee in good faith based on such representation. Each Subsidiary Guarantor and, by its acceptance hereof, each Holder confirms that it is the intention of all such parties that the Guarantee by such Subsidiary Guarantor pursuant to the Guarantee not constitute a fraudulent transfer or conveyance for purposes of the United States Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. These representations are also made for purposes of the Mexican Corporate Reorganization Law (Ley de Concursos Mercantiles). To effectuate the foregoing, the Holders and each such Subsidiary Guarantor hereby irrevocably agree that the obligations of such Subsidiary Guarantor under the Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under the Guarantee, result in the obligations of such Subsidiary Guarantor under the Guarantee not constituting such fraudulent transfer or conveyance.

          (g) To evidence the Guarantee, each Subsidiary Guarantor agrees that a notation of such Guarantee, substantially in the form of Exhibit D, shall be endorsed by an executive officer of each Subsidiary Guarantor on each Security authenticated and delivered by the Trustee.

                                   ARTICLE III

                                  MISCELLANEOUS

          Section 301. Execution and Delivery. Each Subsidiary Guarantor agrees that the Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Guarantee.

          Section 302. Subsidiary Guarantor May Consolidate, Etc., on Certain Terms. Except as otherwise provided in Section 303 hereof, a Subsidiary Guarantor may not consolidate with or merge with or into any other Person or convey, sell, assign, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any other Person (other than the Company or another Subsidiary Guarantor) unless:

          (i) subject to the provisions of the following paragraph, the Person formed by or surviving such consolidation or merger (if other than such Subsidiary Guarantor) or to which such properties and assets are transferred assumes all of the obligations of such Subsidiary Guarantor under this Indenture and the Guarantee, pursuant to a supplemental indenture in form and substance satisfactory to the Trustee;

          (ii) immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing; and

          (iii) the Subsidiary Guarantor delivers, or causes to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such transaction complies with the requirements of the Indenture, as amended by this Second Supplemental Indenture.

          For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Subsidiary Guarantors, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

          In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the

Trustee and reasonably satisfactory in form to the Trustee, of the Guarantee endorsed upon the Securities and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by a Guarantor, such successor Person shall succeed to and be substituted for a Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Guarantees to be endorsed upon all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Guarantees had been issued at the date of the execution hereof.

          Section 303. Releases. A Subsidiary Guarantor will be deemed automatically and unconditionally released and discharged from all of its obligations under the Guarantee without any further action on the part of the Trustee or any Holder of the Securities solely upon (i) a sale, transfer or other disposition to a Person not an Affiliate of the Company of all of the Capital Stock of such Subsidiary Guarantor which is owned by the Company or any other Restricted Subsidiary, or all or substantially all of the assets of such Subsidiary Guarantor, by way of merger, consolidation or otherwise, which transaction is not otherwise prohibited by the Indenture; provided that any such termination shall occur (x) only to the extent that all obligations of such Subsidiary Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure any Indebtedness of the Company shall also terminate upon such sale, transfer or other disposition or release and (y) only if the Trustee is furnished with written notice of such release together with an Officers' Certificate from such Subsidiary Guarantor to the effect that all of the conditions to release in this Section 303 have been satisfied, (ii) the complete performance of the obligations contained in the Securities and the Indenture or (iii) the release or discharge of such Subsidiary Guarantor from its guarantee (other than a release or discharge as a result of payment by such Subsidiary Guarantor under such guarantee) under the Indenture, dated as of June 24, 2002, as modified by the First Supplemental Indenture, dated as of June 24, 2002, by and between the Company and the Trustee, as the same may be modified, supplemented or amended from time to time, and any securities issued thereunder. Any Subsidiary Guarantor not released from its obligations under the Guarantee shall remain liable for the full amount of principal of and interest on the Securities and for the other obligations of any Guarantor under the Indenture.

          Section 304. No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or the Subsidiary Guarantors under the Securities, the Indenture, as modified by this Second Supplemental Indenture, the Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities. The waiver may not be effective to waive liabilities under the federal securities laws.

          Section 305. GOVERNING LAW. THIS SECOND SUPPLEMENTAL INDENTURE AND THE GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN

ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

          Section 306. Counterparts. This Second Supplemental Indenture may be executed in two or more counterparts (including facsimile copies), each of which shall be deemed an original, but all of which, taken together, will constitute one and the same instrument. Delivery of an executed counterpart of a signature page by telecopier shall be as effective as delivery of a manually executed counterpart thereof.

          Section 307. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

          Section 308. Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Subsidiary Guarantors and the Company.

          Section 309. Parties Bound. This Second Supplemental Indenture shall form part of the Indenture for all purposes, and every Holder of the Securities heretofore or hereafter authenticated and delivered shall be bound hereby. Upon the execution of this Second Supplemental Indenture and the Securities theretofore issued shall be deemed to be modified and amended in accordance with this Second Supplemental Indenture and the respective rights, limitation of rights, obligations, duties and immunities under the Indenture of the Company and the Trustee and the Holders of the Securities shall thereafter be determined, exercised and enforced thereunder subject in all respects to such modifications and amendments, and all the terms and conditions of this Second Supplemental Indenture shall be and be deemed to be a part of the terms and conditions of the Indenture and the Securities theretofore issued for any and all purposes.

          Section 310. Separability. In case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          Section 311. Consent to Service; Jurisdiction. Each party hereto irrevocably agrees that any legal suit, action or proceeding arising out of or relating to this Second Supplemental Indenture or the Guarantee may be instituted in any federal or state court in the Borough of Manhattan, The City of New York, waives any objection which it may now or hereafter have to the laying of the venue of any such legal suit, action or proceeding, waives any immunity from jurisdiction or to service of process in respect of any such suit, action or proceeding, waives any right to which it may be entitled on account of place of residence or domicile, and irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding. The Company and each of the Subsidiary Guarantors agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law in accordance with applicable law. The Company and each of the Subsidiary Guarantors hereby irrevocably waive any right to invoke jurisdiction it may have to any court by virtue of Mexican law. The Company and each of the Subsidiary Guarantors hereby appoint Durango Paper Company, 1000 Osborne Street, St. Marys, Georgia 31558, Attention: Prudencio Calderon, as its authorized agent upon which process may be served in any legal suit, action or proceeding arising out of or relating to this Second Supplemental Indenture or the Guarantee which may be instituted in any federal or state court in the Borough of Manhattan, The City of New York, and agree that service of process upon such agent, and written notice of said service to the Company or each of the Subsidiary Guarantors, as the case may be, by the person serving the same, shall be deemed in every respect effective service of process upon the Company and each of the Subsidiary Guarantors, as applicable, in any such suit, action or proceeding and further designates its domicile, the domicile of Durango Paper Company specified above and any domicile Durango Paper Company may have in the future as its domicile to receive any notice hereunder (including service of process). If for any reason Durango Paper Company (or any successor agent for this purpose) shall cease to act as agent for service of process as provided above, the Company and each of the Subsidiary Guarantors will promptly appoint a successor agent for this purpose reasonably acceptable to the Trustee. The Company and each of the Subsidiary Guarantors agree to take any and all actions as may be necessary to maintain such designation and appointment of such agent in full force and effect.

          Section 312. Indemnification of Judgment Currency. Each of the Subsidiary Guarantors agrees that U.S. dollars are the sole currency of account and payment for all sums payable by the Company and each of the Subsidiary Guarantors under or in connection with this Second Supplemental Indenture or the Guarantee, including damages, which will be paid without set-off or counterclaim. Any amount received or recovered in a currency (the "Judgment Currency") other than dollars (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Company and each of the Subsidiary Guarantors or otherwise) by any Holder in respect of any sum expressed to be due to it from the Company and each of the Subsidiary Guarantors shall only constitute a discharge to the Company and each of the Subsidiary Guarantors to the extent of the dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that dollar amount is less than the dollar amount expressed to be due to the recipient under the Guarantee, each of the Subsidiary Guarantors shall indemnify the recipient against any loss sustained by it as a result. In any event, each of the Subsidiary Guarantors shall indemnify the recipient against the cost of making any such purchase. For the purposes of this
Section 312, it will be sufficient for the Holder to certify in a satisfactory manner (indicating the sources of information used) that it would have suffered a loss had an actual purchase of dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of dollars on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above). These indemnities constitute a separate and independent obligation from other obligations of each of the Subsidiary Guarantors, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Holder and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under the Guarantee.

          IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed and attested, all as of the date first above written.

                                   CORPORACION DURANGO, S.A. de C.V.


                                   By: /s/ Mayela Rincon de Velasco
                                      -------------------------------------
                                      Name:   Mayela Rincon de Velasco
                                      Title:  Chief Financial Officer


                                   EMPAQUES DE CARTON TITAN, S.A. de C.V.


                                   By: /s/ Mayela Rincon de Velasco
                                      -------------------------------------
                                      Name:   Mayela Rincon de Velasco
                                      Title:  Chief Financial Officer


                                   COMPANIA PAPELERA DE ATENQUIQUE, S.A. de C.V.


                                   By: /s/ Mayela Rincon de Velasco
                                      -------------------------------------
                                      Name:   Mayela Rincon de Velasco
                                      Title:  Chief Financial Officer


                                   PONDEROSA INDUSTRIAL DE MEXICO, S.A. de C.V.


                                   By: /s/ Mayela Rincon de Velasco
                                      -------------------------------------
                                      Name:   Mayela Rincon de Velasco
                                      Title:  Chief Financial Officer


                                   INDUSTRIAS CENTAURO, S.A. de C.V.


                                   By: /s/ Mayela Rincon de Velasco
                                      -------------------------------------
                                      Name:   Mayela Rincon de Velasco
                                      Title:  Chief Financial Officer


                                   JPMORGAN CHASE BANK, AS TRUSTEE


                                   By: /s/ Catherine F. Donohue
                                      -------------------------------------
                                      Name:   Catherine F. Donohue
                                      Title:  Vice President

                                                                       EXHIBIT A


                       CORPORACION DURANGO, S.A. DE C.V.

                              Officer's Certificate

          Reference is made to the Indenture, dated as of February 5, 2001, between CORPORACION DURANGO, S.A. DE C.V., a variable capital company (sociedad anonima de capital variable) organized under the laws of the United Mexican States (the "Company") and JPMORGAN CHASE BANK, a banking corporation duly organized and existing under the laws of New York, formerly known as The Chase Manhattan Bank, as Trustee (the "Trustee"), as modified by the First Supplemental Indenture, dated as of October 8, 2001, among the Company, Grupo Industrial Durango, S.A. de C.V. and the Trustee, as further modified by the Second Supplemental Indenture, dated as of June 24, 2002 (the "Second Supplemental Indenture"), among the Company, EMPAQUES DE CARTON TITAN, S.A. de C.V., COMPANIA PAPELERA DE ATENQUIQUE, S.A. de C.V., PONDEROSA NDUSTRIAL DE MEXICO, S.A. de C.V. and INDUSTRIAS CENTAURO, S.A. de C.V. and the Trustee (collectively, the "Indenture"). Capitalized terms used but not defined herein shall have the meaning ascribed thereto in the Indenture.

          I, Mayela R. de Velasco, certify that I am the duly qualified and elected Vice President and Chief Financial Officer of the Company, and that, as such, I am authorized to execute this certificate on behalf of the Company, and DO HEREBY CERTIFY that:

          (a) Attached hereto as Schedule I is a true and correct copy of resolutions duly adopted by the Board of Directors of the Company by written consent on June 18, 2002, authorizing the transactions contemplated by the Second Supplemental Indenture, which resolutions have not been revoked, modified, amended or rescinded and are still in full force and effect; and

          (b) I am of the opinion that the execution and delivery of the Second Supplemental Indenture by the Company complies with the conditions and covenants contained in Sections 901 and 1012 of the Indenture.

          In connection with the certifications rendered above, and in order to express an informed opinion regarding the same, I have examined originals or copies certified or otherwise identified to my satisfaction of the Indenture and the Second Supplemental Indenture and have examined the originals, or certified, conformed or reproduction copies, of such records, agreements, instruments and documents as I have deemed relevant or necessary as the basis for the certifications rendered above. I have assumed the genuineness of all signatures on original or certified copies, the authenticity of documents submitted to me as originals and the conformity to original or certified copies of all copies submitted to me as certified or reproduction copies.

                                                                       Exhibit A
                                                                          Page 2

          IN WITNESS WHEREOF, I have executed this Certificate of the Company this 24th day of June, 2002.

                                   CORPORACION DURANGO, S.A. DE C.V.


                                   By:
                                      -------------------------------------
                                      Name:   Miguel Rincon
                                      Title:  Chairman of the Board of Directors


                                   By:
                                      -------------------------------------
                                      Name:   Mayela R. de Velasco
                                      Title:  Chief Financial Officer

                                                                       EXHIBIT B


June 24, 2002



JPMORGAN CHASE BANK
Institutional Trust Services
430 West 33rd Street, 15th Floor
New York, NY 10001-2697
Attention:  Catherine Donohue


Ladies and Gentlemen:

          We have acted as special U.S. counsel for CORPORACION DURANGO, S.A. de C.V. (the "Company"), EMPAQUES DE CARTON TITAN, S.A. de C.V., COMPANIA PAPELERA DE ATENQUIQUE, S.A. de C.V., PONDEROSA INDUSTRIAL DE MEXICO, S.A. de C.V. and INDUSTRIAS CENTAURO, S.A. de C.V., (each, a "Subsidiary Guarantor" and together, the "Subsidiary Guarantors") each a variable capital company (sociedad anonima de capital variable) organized under the laws of the United Mexican States
("Mexico"), in connection with the execution and delivery of the Second Supplemental Indenture, dated as of June 24, 2002 (the "Second Supplemental Indenture"), among the Company, the Subsidiary Guarantors and JPMORGAN CHASE BANK, a banking corporation duly organized and existing under the laws of New York, formerly known as The Chase Manhattan Bank, as Trustee (the "Trustee"), to the Indenture, dated as of February 5, 2001, between the Company and the Trustee, as modified by the First Supplemental Indenture, dated as of October 8, 2001 (the "Indenture"), between the Company, Grupo Industrial Durango, S.A. de C.V. and the Trustee.

          In connection with our opinion expressed below, we have examined originals or copies certified or otherwise identified to our satisfaction of the Second Supplemental Indenture and have examined the originals, or certified, conformed or reproduction copies, of such records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinions hereinafter expressed. In stating our opinion, we have assumed the genuineness of all signatures on original or certified copies, the authenticity of documents submitted to us as originals and the conformity to original or certified copies of all copies submitted to us as certified or reproduction copies. As to questions of fact material to this opinion, we have relied upon, and assumed without any independent verification, the accuracy of all statements made in the Officer's Certificate delivered by the Company pursuant to Section 103(ii) of the Second Supplemental Indenture.

          This opinion is furnished pursuant to Section 103(iii) of the Second Supplemental Indenture. Terms used herein which are defined in the Second Supplemental Indenture shall have the respective meanings set forth in the Second Supplemental Indenture, unless otherwise defined herein.

                                                                       Exhibit B
                                                                          Page 2

          Based upon the foregoing and subject to the qualifications, assumptions and limitations set forth below, it is our opinion that the execution and delivery of the Second Supplemental Indenture is authorized and permitted by the Indenture.

          In rendering the opinion set forth herein, we have assumed (i) that the Second Supplemental Indenture has been validly authorized, executed and delivered by each of the Company and the Subsidiary Guarantors under Mexican law, (ii) the due authorization, execution and delivery of the Second Supplemental Indenture by the Trustee and (iii) that the Trustee has the full power, authority and legal right to enter into and perform its obligations thereunder.

          The opinion expressed above is limited to questions arising under the law of the State of New York and does not cover any questions arising under or relating to the law of any other jurisdiction. This opinion is furnished to you as the Trustee and is solely for your benefit and may not be used or relied upon by or published or communicated to any other person or entity other than the addressee hereof for any purpose whatsoever without our prior written consent in each instance.

                                   Very truly yours,





EJA:YMR:RKG

                                                                       EXHIBIT C


June 24, 2002



JPMORGAN CHASE BANK
Institutional Trust Services
430 West 33rd Street, 15th Floor
New York, NY 10001-2697
Attention:  Catherine Donohue


Ladies and Gentlemen:

          I have acted as general counsel for CORPORACION DURANGO, S.A. de C.V. (the "Company"), EMPAQUES DE CARTON TITAN, S.A. de C.V., COMPANIA PAPELERA DE ATENQUIQUE, S.A. de C.V., PONDEROSA INDUSTRIAL DE MEXICO, S.A. de C.V. and INDUSTRIAS CENTAURO, S.A. de C.V., (each, a "Subsidiary Guarantor" and together, the "Subsidiary Guarantors") each a variable capital company (sociedad anomina de capital variable) organized under the laws of the United Mexican States
("Mexico"), in connection with the execution and delivery of the Second Supplemental Indenture, dated as of June 24, 2002 (the "Second Supplemental Indenture"), among the Company, the Subsidiary Guarantors and JPMORGAN CHASE BANK, a banking corporation duly organized and existing under the laws of New York, formerly known as The Chase Manhattan Bank, as Trustee (the "Trustee"), to the Indenture, dated as of February 5, 2001, between the Company and the Trustee, as modified by the First Supplemental Indenture, dated as of October 8, 2001 (the "Indenture"), between the Company, Grupo Industrial Durango, S.A. de C.V. and the Trustee.

          In connection with my opinions expressed below, I have examined originals or copies certified or otherwise identified to my satisfaction of the Second Supplemental Indenture and have examined the originals, or certified, conformed or reproduction copies, of such records, agreements, instruments and documents as I have deemed relevant or necessary as the basis for the opinions hereinafter expressed. In stating my opinion, I have assumed the genuineness of all signatures on original or certified copies, the authenticity of documents submitted to me as originals and the conformity to original or certified copies of all copies submitted to me as certified or reproduction copies.

          This opinion is furnished pursuant to Section 103(iv) of the Second Supplemental Indenture. Terms used herein which are defined in the Second Supplemental Indenture shall have the respective meanings set forth in the Second Supplemental Indenture, unless otherwise defined herein.

          Based upon the foregoing and subject to the qualifications, assumptions and limitations set forth below, it is my opinion that:

          1. Each of the Company and the Subsidiary Guarantors (i) is duly organized and validly existing under the laws of Mexico, (ii) has the corporate power to execute, deliver and

                                                                       Exhibit C
                                                                          Page 2

perform the Second Supplemental Indenture and (iii) has taken all necessary corporate action to authorize the execution, delivery and performance by it of the Second Supplemental Indenture.

          2. The Second Supplemental Indenture constitutes a valid and binding agreement of each of the Company and the Subsidiary Guarantors enforceable against each of the Company and the Subsidiary Guarantors in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, concurso mercantil, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and to general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

          3. Neither the execution, delivery or performance by the Company or the Subsidiary Guarantors of their obligations under the Second Supplemental Indenture will contravene any applicable Mexican law, and no consent, approval, authorization or order of, or qualification with, any Mexican governmental agency or body is required for the performance by the Company or the Subsidiary Guarantors of their obligations under the Second Supplemental Indenture.

          In rendering the opinions set forth in paragraphs 2 and 3 above, I have assumed (i) the due authorization, execution and delivery of the Second Supplemental Indenture by the Trustee and (ii) that the Trustee has the full power, authority and legal right to enter into and perform its obligations thereunder.

          The opinions expressed above are limited to questions arising under the laws of Mexico and do not cover any questions arising under or relating to the law of any other jurisdiction. This opinion is furnished to you as the Trustee and is solely for your benefit and may not be used or relied upon by or published or communicated to any other person or entity other than the addressee hereof for any purpose whatsoever without my prior written consent in each instance.

                                        Very truly yours,




                                        Gabriel Villegas Salazar
                                        General Counsel

                                                                       EXHIBIT D


                                FORM OF GUARANTEE

          For value received, each of the undersigned hereby jointly, severally and unconditionally guarantee, as principal obligor and not only as a surety, to the Holder of this Note the cash payments in United States Dollars of principal of, premium, if any, and interest on this Note (and including Additional Amounts payable thereon) in the amounts and at the time when due and interest on the overdue principal, premium, if any, and interest, if any, of this Note, if lawful, and the payment or performance of all other obligations of the Company under the Indenture or the Notes, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note, Article Two of the Second Supplemental Indenture, dated as of June 24, 2002 (the "Second Supplemental Indenture"), among CORPORACION DURANGO, S.A. de C.V., a variable capital company (sociedad anonima de capital variable) organized under the laws of the United Mexican States (the "Company"), EMPAQUES DE CARTON TITAN, S.A. de C.V., COMPANIA PAPELERA de ATENQUIQUE, S.A. de C.V., PONDEROSA INDUSTRIAL DE MEXICO, S.A. de C.V. and INDUSTRIAS CENTAURO, S.A. de C.V. (each, a "Subsidiary Guarantor" and together, the "Subsidiary Guarantors") and JPMorgan Chase Bank, a banking corporation duly organized and existing under the laws of New York, formerly known as The Chase Manhattan Bank, (the "Trustee"), and this Guarantee. This Guarantee will become effective in accordance with Article Two of the Second Supplemental Indenture as its terms shall be evidenced therein. The validity and enforceability of this Guarantee shall not be affected by the fact that it is not affixed to any particular Note. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture, dated as of February 5, 2001 (as modified by the First Supplemental Indenture, dated as of October 8, 2001, and the Second Supplemental Indenture, the "Indenture"), between the Company, as issuer, and the Trustee.

          The obligations of the undersigned to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article Two of the Second Supplemental Indenture and reference is hereby made to both the Indenture and the Second Supplemental Indenture for the precise terms of the Guarantee and all of the other provisions of the Indenture and the Second Supplemental Indenture to which this Guarantee relates.

          THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. EACH SUBSIDIARY GUARANTOR AGREES TO SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK IN ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE SECOND SUPPLEMENTAL INDENTURE, THE SECURITIES OR THIS GUARANTEE.

          This Guarantee is subject to release upon the terms set forth in the Indenture and the Second Supplemental Indenture.

                                                                       Exhibit D
                                                                          Page 2

          IN WITNESS WHEREOF, each of the Guarantors has caused this Guarantee to be duly executed.

Date:

                                   EMPAQUES DE CARTON TITAN, S.A. de C.V.


                                   By:
                                      -------------------------------------
                                      Name:   Mayela Rincon de Velasco
                                      Title:  Chief Financial Officer


                                   COMPANIA PAPELERA DE ATENQUIQUE, S.A. de C.V.


                                   By:
                                      -------------------------------------
                                      Name:   Mayela Rincon de Velasco
                                      Title:  Chief Financial Officer


                                   PONDEROSA INDUSTRIAL DE MEXICO, S.A. de C.V.


                                   By:
                                      -------------------------------------
                                      Name:   Mayela Rincon de Velasco
                                      Title:  Chief Financial Officer


                                   INDUSTRIAS CENTAURO, S.A. de C.V.


                                   By:
                                      -------------------------------------
                                      Name:   Mayela Rincon de Velasco
                                      Title:  Chief Financial Officer